Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194949) of Versartis, Inc. of our report dated March 6, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K .

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 6, 2015